                       SECURITIES AND EXCHANGE COMMISSION



                             Washington, D.C. 20549







                                   FORM 8-K/A
                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934




         March 26, 1998                                 June 5, 1998
(Date of earliest event reported)





                             RURAL/METRO CORPORATION
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                 (State or other jurisdiction of incorporation)


       0-22056                                       86-0746929
 (Commission File Number)                  (IRS Employer Identification Number)

                          8401 EAST INDIAN SCHOOL ROAD
                               SCOTTSDALE, ARIZONA
                                      85251
                    (Address of principal executive offices)
                                   (Zip Code)


                                 (602) 994-3886
              (Registrant's telephone number, including area code)

                             RURAL/METRO CORPORATION
                                   FORM 8-K/A
                                 CURRENT REPORT


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

Pursuant to a Purchase Agreement dated January 16, 1998 and a Complementary Agreement dated March 26, 1998 between Registrant as buyer and Messrs. Horacio Artagaveytia, Jose Mateo Campomar, Alberto Fluerquin, Carlos Mezzera, Renato Ribeiro, Gervasio Reyes and Carlos Arturo Delmiro Marfetan, the Registrant acquired all of the issued and outstanding stock of Peimu S.A., Energencios Recor S.A., Marlon S.A. and Semercor S.A. ("the Companies"). The Companies provide emergency transport and urgent home medical care in Argentina. The Registrant intends to continue the operations of the Companies.

The purchase price consisted of cash of $25.0 million and 293,148 shares of the Registrant's common stock and liabilities assumed of approximately $14.1 million. The acquisition will be accounted for as a purchase in accordance with Accounting Principles Board Opinion No. 16.

The Registrant financed the cash portion of the purchase price for the acquisition described above from its revolving credit facility.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

      (a) Combined financial statements of Peimu S.A., Semercor S.A., Marlon S.A. and Emergencias Recor S.A.

                  -     Auditor's Report

                  -     Combined Companies

                  -     Combined Balance Sheet as of September 30, 1997

                  - Combined Statement of Income for the Twelve-Month Period Ended September 30, 1997

                  - Notes to the Combined Financial Statements as of September 30, 1997

                  -     Combined Property and Equipment as of September 30, 1997

                  -     Combined Reserves and Accruals as of September 30, 1997

                  - Combined Information Required Under Art. 64, Paragraph I, Clause b) of Law No 19,550 for the Twelve-Month Period Ended September 30, 1997

                  - Combined Foreign Currency Assets and Liabilities as of September 30, 1997


                  -     Interim Financial Statements dated as of March 25, 1998


      (b)   Pro Forma Financial Statements

                  -     Introduction

                  - Pro Forma Combined Statement of Income for the year ended June 30, 1997

                  - Pro Forma Combined Statement of Income for the nine months ended March 31, 1998

                  -     Notes to Pro Forma Consolidated Financial Data

      (c)   Exhibits

            23. Consent of Independent Public Accountants

                        COMBINED FINANCIAL STATEMENTS OF

        PEIMU S.A., SEMERCOR S.A., MARLON S.A. AND EMERGENCIAS RECOR S.A.


                            AS OF SEPTEMBER 30, 1997

               [PISTRELLI, DIAZ y ASOCIADOS ARTHUR ANDERSEN LOGO]


AUDITOR'S REPORT                         Pistrelli, Diaz y Asociados
                                         Miembro de Arthur Andersen


To the Directors of                      25 de Mayo 487
RURAL METRO CORPORATION                  1002 - Buenos Aires
                                         Tel.  54 (1) 311-6644/6667 / 318-1600
                                         Fax: 54 (1) 312-8647 / 318-1777



      1. We have audited the combined balance sheet of PEIMU S.A., SEMERCOR S.A., MARLON S.A. and EMERGENCIAS RECOR S.A. as of September 30, 1997 and the related combined statement of income for the twelve-month period then ended.

         These combined financial statements are the responsibility of the Companies' Management. Our responsibility is to express an opinion on these financial statements based on our audits.

      2. We conducted our audits in accordance with generally accepted auditing standards. Those standards require that the auditor plan and perform the audit to obtain the reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis of our opinion.

      3. In our opinion, the accompanying combined financial statements present fairly, in all material respects, the combined financial position of PEIMU S.A., SEMERCOR S.A., MARLON S.A. and EMERGENCIAS RECOR S.A. as of September 30, 1997 and the combined results of their operations for the twelve-month period then ended in conformity with generally accepted accounting principles in Argentina.

               [PISTRELLI, DIAZ y ASOCIADOS ARTHUR ANDERSEN LOGO]




      4. Further, in our opinion, the reconciliation of the combined shareholders' equity and net income for the twelve-month period ended September 30, 1997, presented in note 7 to the accompanying combined financial statements, presents fairly in all material respects, the reconciliation of combined shareholders' equity and net income, as shown in the combined financial statements with generally accepted accounting principles in Argentina, to combined shareholders' equity and net income as determined in accordance with accounting principles generally accepted in the United States of America.




Buenos Aires,                                   PISTRELLI, DIAZ Y ASOCIADOS
   April 30, 1998                          C.P.C.E.C.F. Vol. No. 1 - Fol. No. 8



                                                     HUGO R. PENTENERO
                                                          Partner
                                             Certified Public Accountant U.B.A.
                                          C.P.C.E.C.F. Vol. No. 59 - Fol. No. 78

        PEIMU S.A., SEMERCOR S.A., MARLON S.A. AND EMERGENCIAS RECOR S.A.

                               COMBINED COMPANIES



PEIMU S.A.:

Legal domicile:               Rioja 1474 - Rosario - Province of Santa Fe
Principal business:           Medical emergency services
Capital structure:            -     Shares:  3,000 common shares, face value
                                    $100, five votes per share
                              -     Subscribed and paid in:  $300,000


SEMERCOR S.A.:

Legal domicile:               Crisol 31 - Cordoba - Province of Cordoba
Principal business:           Medical emergency services
Capital structure:            -     Shares:  192,490 common shares, face value
                                    $1.00, one vote per share
                              -     Subscribed and paid in:  $192,490


MARLON S.A.:

Legal domicile:               Sarmiento 27 - San Miguel de Tucuman - Province of
                               Tucuman
Principal business:           Medical emergency services
Capital structure:            -     Shares:  3,000 common shares, face value
                                    $0.01, one vote per share
                              -     Subscribed and paid in:  $30.


EMERGENCIAS RECOR S.A.:

Legal domicile:               Buenos Aires 1431 - Rosario - Province of Santa Fe
Principal business:           Medical emergency services.
Capital structure:            -     Shares: 5,000 common shares, face value
                                    $ 1.00, one vote per share
                              -     Subscribed and paid in:  $5,000.

                                                       JUAN JOSE FEDRIGOTTI
                                                            Chairperson

        PEIMU S.A., SEMERCOR S.A., MARLON S.A. AND EMERGENCIAS RECOR S.A.

                             COMBINED BALANCE SHEET

                            AS OF SEPTEMBER 30, 1997

                                (stated in pesos)

CURRENT ASSETS

Cash and banks (Note 3.1)                                      1,121,353
Trade receivables (Note 3.2)                                   1,018,817
Other receivables (Note 3.3.a)                                 5,043,550
Inventories                                                       69,092
                                                              ----------
        Total current assets                                   7,252,812
                                                              ----------

NONCURRENT ASSETS

Other receivables (Note 3.3.b)                                    68,443
Investments (Note 3.4)                                                --
Property and equipment (Exhibit I)                             1,831,838
                                                              ----------
        Total noncurrent assets                                1,900,281


                                                              ----------
                                                               9,153,093
                                                              ==========



CURRENT LIABILITIES

  Accounts payable (Note 3.5)                                  1,240,801
  Loans (Note 3.6.a)                                             235,957
  Payroll and social security charges (Note 3.7.a)             2,432,097
  Taxes payable (Note 3.8.a)                                   1,432,072
  Other liabilities (Note 3.9)                                   412,856
                                                              ----------
          Total current liabilities                            5,753,783
                                                              ----------
NONCURRENT LIABILITIES

  Loans (Note 3.6.b)                                               4,167
  Payroll and social security charges (Note 3.7.b)               269,440
  Taxes payable (Note 3.8.b)                                      41,566
  Accruals (Exhibit II)                                        1,415,592
                                                              ----------
          Total noncurrent liabilities                         1,730,765
                                                              ----------
             Total liabilities                                 7,484,548
                                                              ----------
SHAREHOLDERS' EQUITY

  Capital stock - Face value                                     497,520
  Capital stock - Adjustment to capital                        1,581,909
  Irrevocable contributions                                      842,325
  Legal reserve                                                  470,489
  Retained earnings                                           (5,023,969)
  Net income for the period                                    3,300,271
                                                              ----------
          Total shareholders' equity                           1,668,545
                                                              ----------
                                                               9,153,093
                                                              ==========


       The accompanying notes 1 through 7 and the supplementary statements
         (Exhibits I through IV) are an integral part of this statement.

                                                    JUAN JOSE FEDRIGOTTI
                                                       Chairperson

        PEIMU S.A., SEMERCOR S.A., MARLON S.A. AND EMERGENCIAS RECOR S.A.


                          COMBINED STATEMENT OF INCOME

              FOR THE TWELVE-MONTH PERIOD ENDED SEPTEMBER 30, 1997

                                (stated in pesos)


Revenues                                                        46,611,690

Less:  Deductions and direct taxes                              (3,166,712)
                                                               -----------
Net revenues                                                    43,444,978

Cost of services (Exhibit III)                                 (25,193,595)
                                                               -----------
        Gross margin                                            18,251,383

Selling expenses (Exhibit III)                                  (9,815,853)

Administrative expenses (Exhibit III)                           (3,266,287)

Other income (Note 3.10)                                           243,891

Financial and holding results                                     (200,863)
                                                               -----------
        Income before income tax                                 5,212,271

Income tax                                                      (1,912,000)
                                                               -----------
        Net income for the period                                3,300,271
                                                               ===========


                                The accompanying
                            notes 1 through 7 and the
                supplementary statements (Exhibits I through IV)
                     are an integral part of this statement.



                                                         JUAN JOSE FEDRIGOTTI
                                                               Chairperson

        PEIMU S.A., SEMERCOR S.A., MARLON S.A. AND EMERGENCIAS RECOR S.A.


                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

                            AS OF SEPTEMBER 30, 1997

                            (Figures stated in pesos)




1.    BASIS FOR THE COMBINATION



      The combined balance sheet of Peimu S.A., Semercor S.A., Marlon S.A. and Emergencias Recor S.A. (Companies) as of September 30, 1997 and the related combined statement of income for the twelve-month period then ended were prepared on the basis of accumulation of balances of similar items and the ensuing elimination of outstanding balances and results among the companies.

      Similar financial criteria concerning valuation and presentation have been applied in the preparation of the combined financial statements of the group of companies.

      The amounts shown in these combined financial statements are in accordance with the Companies' accounting records except for those belonging to Marlon S.A. and Emergencias Recor S.A. that, due to their statutory cut off dates which are different from September 30, 1997, have been adjusted to reflect a cut-off as of that date.


2.    SIGNIFICANT ACCOUNTING POLICIES



      The financial statements of this group of companies have been prepared in accordance with Technical Resolution No 10 and presented by applying the provisions of Technical Resolutions No 8, 9 and 12, issued by the Argentine Federation of Professional Councils in Economic Sciences (FACPCE).

2.1.  RESTATEMENT IN CONSTANT PESOS


      The financial statements have been restated to fully reflect the effect of changes in the purchasing power of currency until August 31, 1995 by the method for restatement to constant pesos set forth in Technical Resolution No. 6 of the FACPCE. In compliance with professional regulations, effective September 1, 1995, the Companies discontinued their application of the restatement method, while retaining all restatements recorded until that date.

      This method is accepted by generally accepted accounting principles to the extent that the price index required to be used for restatement purposes does not experience an annual variation exceeding 8%. The variation recorded in this index in the years ended on or after September 1, 1995 was below that maximum limit.


2.2.  VALUATION METHODS


      a)    Cash, receivables and payables:

            -     In local currency: at nominal value.

            - In foreign currency: as of September 30, 1997 at nominal value translated at the exchange rate in effect as of September 30, 1997 for the settlement of these transactions. The related detail is disclosed in Exhibit IV.


      b)    Investments:

            Securities - Celulosa Puerto Piray S.A.: they have been valued at their inflation restated cost as of August 31, 1995. As of September 30, 1997 they are completely reserved


      c)    Property and equipment:

            They are valued at their acquisition cost, restated as described in
            Note 2.1., less related accumulated depreciation, calculated on a straight-line basis and applying sufficient annual rates to fully depreciate the original values by the end of their respective estimated useful lives.

            The net residual value thus determined does not exceed, considered as a whole, its economic recoverable value.

      d)    Income tax:

            The Companies determine the accounting charge for income tax by applying the tax rate in effect as of September 30, 1997 of 33%, on the twelve-month period estimated taxable income, without considering the effect of temporary differences between book and taxable income.

      e)    Shareholders' equity accounts:

            They have been restated as described in Note 2.1., except for the "Capital stock - Face value" account, which has been maintained at its original amount. The adjustment derived from their restatement as indicated in Note 2.1. is disclosed under the caption "Capital stock Adjustment to Capital".

      f)    Statement of income accounts:

            - Accounts accumulating monetary transactions made in the twelve-month period ended September 30, 1997 were valued at the original amount of each item.

            - Depreciation and amortization of nonmonetary assets was computed based on such assets' adjusted amounts as indicated in Note 2.1.


2.3.  COMBINATION PROCEDURES:

      The combined financial statements have been prepared on the basis of the financial statements of PEIMU S.A. and SEMERCOR S.A. as of September 30, 1997, for the year then ended which have been audited for local purposes by Deloitte & Touche, and from the balance sheet and information prepared by the companies of MARLON S.A. and EMERGENCIAS RECOR S.A. as of September 30, 1997, and for the twelve-month period then ended.

      AGGREGATE COMBINED COMPANIES' SHAREHOLDERS' EQUITY                          7,615,877

      ADJUSTMENTS:
      Increase in the allowance for uncollectible trade receivables                 (95,174)
      Decrease in the goodwill arising from the purchase of SEMERCOR S.A
      shares by PEIMU S.A. net of accumulated amortization                       (3,243,978)
      Decrease in the net book value of the deferred charges recorded              (991,752)
      Increase in Social Security payables                                          (81,357)
      Subtraction of the investment of PEIMU S.A. in SEMERCOR S.A                  (736,592)
      Increase in lawsuit accrual                                                  (773,957)
      Other adjustments                                                             (24,522)
                                                                                 ----------
      COMBINED SHAREHOLDERS' EQUITY                                               1,668,545
                                                                                 ==========

3.    DETAIL OF THE MAIN ACCOUNTS



      3.1.  CASH AND BANKS

            Cash - local currency                                                140,512
            Cash - foreign currency (Exhibit IV)                                   9,990
            Banks - local currency                                               969,501
            Banks - foreign currency (Exhibit IV)                                  1,350
                                                                              ----------
                          Total                                                1,121,353
                                                                              ==========

      3.2   TRADE RECEIVABLES

            Common accounts receivable                                         1,272,519
            In legal process                                                     202,248
                                                                              ----------
                          Sub-total                                            1,474,767

            Allowance for doubtful accounts (Exhibit II)                        (455,950)
                                                                               ----------
                          Total                                                1,018,817
                                                                              ==========

      3.3   OTHER RECEIVABLES

            a)    CURRENT

                  Related company GEA S.A                                      510,451
                  Shareholders' Private accounts                               3,060,346
                  Prepaid expenses                                               100,668
                  Advances to employees                                           71,562
                  Values to deposit and note receivables                         967,520
                  Positive tax balance                                            68,218
                  Advances to suppliers                                           44,144
                  Compulsory saving                                               14,307
                  Others                                                         288,900
                                                                              ----------
                    Sub-total                                                  5,126,116

                  Allowance for other doubtful accounts (Exhibit II)             (82,566)
                                                                              ----------
                    Total                                                      5,043,550
                                                                              ==========

            b)    NONCURRENT

                  Guaranteed deposits                                           70,472
                  Judicial deposits                                             26,589
                  Compulsory saving                                              7,777
                  Tax contribution                                               2,872
                  Temporary joint venture                                        2,352
                                                                             ---------
                         Sub-total                                             110,062

                   Allowance for other doubtful accounts (Exhibit II)           (41,619)
                                                                             ----------
                         Total                                                   68,443
                                                                             ==========

      3.4   INVESTMENTS

             SECURITIES:

             Celulosa Puerto Piray S.A                                          22,627
             Allowance for other doubtful accounts (Exhibit II)                (22,627)
                                                                             ----------
                           Total                                                   --
                                                                             ==========

      3.5   ACCOUNTS PAYABLE

            Suppliers                                                         1,240,801
                                                                             ==========

      3.6   LOANS

            a)    CURRENT

                  Bank  loans (Exhibit IV)                                      131,290
                  Bank check accounts - Credit balances                         104,667
                                                                             ----------
                         Total                                                  235,957

                                                                             ==========
             b)   NONCURRENT

                  Bank loans (Exhibit IV)                                         4,167
                                                                             ==========

      3.7.  PAYROLL AND SOCIAL SECURITY CHARGES

            a)    CURRENT

                  Salaries payable                                             993,922
                  Reserve for vacations and corresponding social charges       855,860
                  Social security charges                                      582,315
                                                                            ----------
                    Total                                                    2,432,097
                                                                            ==========

            b)    NONCURRENT

                  Social security charges                                      269,440
                                                                            ==========


      3.8   TAXES PAYABLE

            a)    CURRENT

                  Income tax                                                 1,912,000
                  Advanced taxes                                              (744,840)
                  Provincial taxes (Gross income tax)                          227,499
                  Withholding tax                                              (67,195)
                  Local duties                                                  65,306
                  Withholding to deposit                                         9,752
                  Reserve for interests                                         14,683
                  Others                                                        14,867
                                                                            ----------
                    Total                                                    1,432,072
                                                                            ==========

            b)    NONCURRENT

              Provincial taxes (Gross income tax)                               41,566
                                                                            ==========

      3.9   OTHER LIABILITIES

            Dividends payable                                                  142,829
            Colegio de Medicos (Medical Professional Association)               77,475
            Various creditors                                                   48,754
            Miscellaneous                                                      143,798
                                                                             ----------
                         Total                                                 412,856
                                                                             ==========

      3.10. OTHER INCOME

            Increase of allowance for legal actions (Exhibit II)              (317,330)
            Recovery of allowance for legal actions (Exhibit II)               230,410
            Recovery of subscription fees                                      183,709
            Recovery of expenses                                               118,744
            Recovery of allowance for doubtful accounts (Exhibit II)            17,998
            Result for property and equipment sales                              7,370
            Other                                                                2,990
                                                                             ---------
                            Total                                              243,891
                                                                             =========


4.    LEVIED ASSETS AND GUARANTEES GRANTED

      a) Semercor S.A. has guaranteed bank loans for GEA S.A. for a total amount of 1,900,000 that will finish their amortization on April 12, 2000.

      b) Emergencias Recor S.A., has guaranteed bank loans as of September 30, 1997 for a balance of 126,290 by means of a lien on eight vehicles whose residual value at the end of the period added up to 119,935. Besides, a vehicle without residual value has been affected to the settlement of a labor trial.

      c) Peimu S.A. has levied vehicles whose residual value as of September 30, 1997 added up to 7,623 and were affected to the settlement of three labor trials.


5.    PURCHASE AGREEMENT INVOLVING STOCK OF THE COMPANIES

      A share purchase agreement was executed on January 16, 1998, with an amendment thereto executed on March 26, 1998, between the shareholders of PEIMU S.A., SEMERCOR S.A., MARLON S.A. and EMERGENCIAS RECOR S.A. (the Companies) and Rural/Metro Corporation whereby the former sold the Companies' shares of stock to Rural/Metro of Argentina S.A.

      Such agreement provided a sale price of US$35 million which was comprised of US$25 million in cash and US$10 million in shares of common stock of Rural/Metro Corporation. US$5 million of the stock is restricted from resale until March 26, 1999.

      The restricted amount will be kept to compensate any lawsuits, claims, or procedures made or filed by third parties against the Companies prior to closing date or after such closing date but due to events, acts or omissions made or occurred before closing date, Rural/Metro of Argentina S.A. will deduct any such indemnifications from the balance of the purchase price.


6.    SUBSEQUENT EVENTS

      PEIMU S.A. Shareholders' Meeting held on February 9, 1998 approved the distribution of cash dividends for 3,011,200. SEMERCOR S.A. Shareholders' Meeting held on February 10, 1998 approved the distribution of cash dividends for 1,755,000.

      The Companies' receivables from their shareholders were settled by offsetting them against the dividends.


7. SUMMARY OF THE MOST SIGNIFICANT DIFFERENCES BETWEEN THE GENERALLY ACCEPTED ACCOUNTING PRINCIPLES APPLIED BY THE COMPANY AND US GENERALLY ACCEPTED ACCOUNTING PRINCIPLES


      The accompanying combined financial statements have been prepared in accordance with generally accepted accounting principles in Argentina ("Argentine GAAP") which differs in certain respects from those applicable in the United States of America ("US GAAP") or in other countries. Accordingly, these combined financial statements are intended to only present combined financial position and combined results of operations in accordance with Argentine GAAP.

      A description of the significant differences and the adjustments required to conform the combined financial statements to accounting principles generally accepted in the United States of America is as follows. This note does not include certain additional disclosures required by US generally accepted accounting principles.

      (a)   Main differences arise from the following accounts:

            - Restatement of financial statements for general price-level changes: The Argentine GAAP combined financial statements of the Companies were restated through August 31, 1995 and updated through August 31, 1995 price-levels to reflect the effects of inflation in accordance with specified rules.

                  In most circumstances, US GAAP does not allow for the restatement of financial statements. Under US GAAP, account balances and transactions are generally stated in the units of currency of the year when the transactions originated. This accounting model is commonly known as the historical cost basis of accounting.

            - Income tax: Argentine GAAP does not state the method to be used for calculating income tax although they allow the deferred tax method. However, the usual practice in Argentina to account for income tax is based on the amount owed to the Revenue Collection Authority. When the recognition of income and expenses in the financial statements does not occur in the same year as the recognition of income and expenses for income tax, temporary differences are not considered in the calculation of the year's income tax.

                  Under US GAAP, deferred tax is recorded by the liability method. Under such method, deferred tax is recorded to reflect the temporary differences between the tax bases used for book and for tax assets and liabilities in each year, and for tax adjustments.


      (b) Reconciliation of the combined shareholders' equity as of September 30, 1997 and the combined net income for the twelve-month period then ended from Argentine GAAP to US GAAP.

            The following summary indicates the most significant adjustments to the combined shareholders' equity as of September 30, 1997 and the combined net income for the twelve-month period then ended would have been required should US GAAP been applied instead of Argentine GAAP.

            RECONCILIATION OF THE COMBINED SHAREHOLDERS' EQUITY AS OF SEPTEMBER 30, 1997

            Combined Shareholders' equity in accordance with Argentine GAAP      1,668,545

            US GAAP adjustments - profit (loss):

            -    Restatement of property and equipment                             (68,396)
            -    Deferred income tax asset                                         498,762
                                                                                 ---------
            Combined Shareholders' equity in accordance with US GAAP             2,098,911
                                                                                 =========

            RECONCILIATION OF THE COMBINED NET INCOME FOR THE TWELVE-MONTH PERIOD ENDED SEPTEMBER 30, 1997

            Combined net income in accordance with Argentine GAAP               3,300,271

            US GAAP adjustments - profit (loss):

            -   Depreciation of property and equipment                             33,390
            -   Deferred income tax benefit                                        89,429
                                                                                ---------
            Combined net income in accordance with US GAAP                      3,423,090
                                                                                =========


            Assets and liabilities as of September 30, 1997 were translated into US dollars by using the exchange rate at the combined balance sheet date ($1 = US$1), except Property and Equipment that were remeasured using historical rates. Revenues, expenses, gains and losses were translated into US dollars by using the exchange rate
            $1 = US$1, given that it has been the exchange rate at the dates on which those transactions were recognized (the rate $1 = US$1 has not varied since April 1991). The depreciation of Property and Equipment was recalculated on the remeasured value of fixed assets.



                                                       JUAN JOSE FEDRIGOTTI
                                                           Chairperson

                                                                       EXHIBIT I

        PEIMU S.A., SEMERCOR S.A., MARLON S.A. AND EMERGENCIAS RECOR S.A.


                         COMBINED PROPERTY AND EQUIPMENT

                            AS OF SEPTEMBER 30, 1997

                                (stated in pesos)



                                                ORIGINAL VALUES
                                 -------------------------------------------------------
                                 AT THE                       RETIREMENTS      AT THE
                                 BEGINNING    ADDITIONS FOR    DURING THE        END
          MAIN ACCOUNT           OF PERIOD     THE PERIOD       PERIOD        OF PERIOD
-----------------------------   ------------  --------------  --------------  -----------
Vehicles                         2,671,631        75,282          (70,805)      2,676,108
Vehicles equipment                 293,579        10,889               --         304,468
Office furniture                   617,374        98,679               --         716,053
Medical equipment                1,130,620        92,924             (960)      1,222,584
Radios equipment                   179,650        31,206               --         210,856
Office equipment                   586,152        50,863               --         637,015
Telemetry Equipment                 33,353            --               --          33,353
Building improvements              312,725            --               --         312,725
Installations                      299,788        54,715               --         354,503
Advances to suppliers                2,000            --               --           2,000
                                 ---------     ---------        ---------       ---------
              Total              6,126,872       414,558          (71,765)      6,469,665
                                 =========     =========        =========       =========




                                                              DEPRECIATION
                                --------------------------------------------------------------------
                                  ACCUMULATED AT      RETIREMENTS                     ACCUMULATED AT
                                   THE BEGINNING      DURING THE        FOR THE          THE END          NET
          MAIN ACCOUNT               OF PERIOD          PERIOD          PERIOD          OF PERIOD       VALUE
-----------------------------   ------------------  ---------------   ------------    -------------  ----------
Vehicles                                1,938,874        (27,575)        246,050       2,157,349        518,759
Vehicles equipment                        166,372             --          19,633         186,005        118,463
Office furniture                          350,279             --          55,352         405,631        310,422
Medical equipment                         839,999           (192)        108,248         948,055        274,529
Radios equipment                          112,685             --          21,298         133,983         76,873
Office equipment                          371,016             --          75,342         446,358        190,657
Telemetry Equipment                         9,493             --           3,335          12,828         20,525
Building improvements                     156,794             --          31,273         188,067        124,658
Installations                             128,442             --          31,109         159,551        194,952
Advances to suppliers                          --             --              --              --          2,000
                                        ---------      ---------       ---------       ---------      ---------
              Total                     4,073,954        (27,767)        591,640       4,637,827      1,831,838
                                        =========      =========       =========       =========      =========


                                                       JUAN JOSE FEDRIGOTTI
                                                            Chairperson

                                                                      EXHIBIT II


        PEIMU S.A., SEMERCOR S.A., MARLON S.A. AND EMERGENCIAS RECOR S.A.


                         COMBINED RESERVES AND ACCRUALS

                            AS OF SEPTEMBER 30, 1997

                                (stated in pesos)



                                                       AT BEGINNING OF                                               AT END OF
           ITEMS                                           PERIOD            INCREASES          DECREASES              PERIOD
---------------------------------------------          ---------------       ----------        -----------           ---------
DEDUCTED FROM ASSETS:

Applicable to doubtful receivables                          232,610            267,615(1)         (44,275)(2)         455,950
Applicable to other current doubtful
receivables                                                  84,495                 --             (1,929)             82,566
Applicable to other non-current
doubtful receivables                                         38,619              3,000(3)              --              41,619
Applicable to investments devaluation                        22,627                 --                 --              22,627
                                                          ---------          ---------          ---------           ---------
        Total                                               378,351            270,615            (46,204)            602,762
                                                          =========          =========          =========           =========
INCLUDED IN LIABILITIES:

Applicable to lawsuits                                    1,390,824            317,330           (292,562)(4)       1,415,592
                                                          =========          =========          =========           =========


(1)    Charged to results:   Selling expenses (Exhibit III).

(2)    Charged to results:   Other income and expenses 17,998 (Note 3.10) and
                             used for its specific purpose 26,277.

(3)    Charged to results:   Selling expenses others (Exhibit III).

(4)    Charged to results:   Other income and expenses 230,410 (Note 3.10) and
                             used for its specific purpose 62,152.


                                               JUAN JOSE FEDRIGOTTI
                                                  Chairperson

                                                                     EXHIBIT III


        PEIMU S.A., SEMERCOR S.A., MARLON S.A. AND EMERGENCIAS RECOR S.A.


       COMBINED INFORMATION REQUIRED UNDER ART. 64, PARAGRAPH I, CLAUSE b)

  OF LAW No 19,550 FOR THE TWELVE-MONTH PERIOD ENDED SEPTEMBER 30, 1997

                                (stated in pesos)

                                                                   COST               SELLING          ADMINISTRATIVE
            ITEMS                               TOTAL           OF SERVICES          EXPENSES            EXPENSES
-----------------------------------          ----------         ------------        -----------        -------------
Salaries                                     15,875,167          11,275,862           3,562,038           1,037,267
Social security charges                       3,369,580           2,257,799             881,854             229,927
Fees and service payments                     7,009,372           6,728,091               9,989             271,292
Advertising expenses                          1,432,702                  --           1,432,702                  --
Non-collectible receivables                   1,089,790                  --           1,089,790                  --
Taxes, services and contributions             1,254,179             471,836             108,742             673,601
Property and equipment depreciation             591,640             483,216               3,874             104,550
Fees                                          1,439,198                  --           1,370,322              68,876
Insurance                                       360,534             287,548              40,193              32,793
Leasing                                          62,360              55,732                  --               6,628
Medicine and medical supplies                   557,620             556,839                 781                  --
Allowance for doubtful accounts                 267,615                  --             267,615                  --
Maintenance                                     631,146             564,623              23,897              42,626
Fuel oil                                        173,481             171,881               1,600                  --
Others                                        4,161,351           2,340,168           1,022,456             798,727
                                             ----------          ----------          ----------          ----------
        Total                                38,275,735          25,193,595           9,815,853           3,266,287
                                             ==========          ==========          ==========          ==========



                                                     JUAN JOSE FEDRIGOTTI
                                                         Chairperson

                                                                      EXHIBIT IV


        PEIMU S.A., SEMERCOR S.A., MARLON S.A. AND EMERGENCIAS RECOR S.A.


                COMBINED FOREIGN CURRENCY ASSETS AND LIABILITIES

                            AS OF SEPTEMBER 30, 1997




         ITEMS                             FOREIGN CURRENCY                           BOOK AMOUNT IN
                                              AND AMOUNT            EXCHANGE RATE          PESOS
----------------------------------     ---------------------       ---------------     ---------------
ASSETS

CURRENT

Cash                                     US$         9,990               1.00              9,990
Banks                                    US$         1,350               1.00              1,350
                                                  --------                               -------
        Total                            US$        11,340                                11,340
                                                                                         -------
LIABILITIES

CURRENT

Bank loans                               US$       131,290               1.00            131,290

NON-CURRENT

Bank loans                               US$         4,167               1.00              4,167
                                                  --------                               -------
        Total                            US$       135,457                               135,457
                                                  ========                               =======


                                                       JUAN JOSE FEDRIGOTTI
                                                            Chairperson

The following combined balance sheet of Peimu S.A., Semercor S.A., Marlon S.A. and Emergencias Recor S.A. as of March 25, 1998 and the related combined statements of operations and cash flows for the period from October 1, 1997 to March 25, 1998 have been prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP) and are stated in U.S. dollars.



        PEIMU S.A., SEMERCOR S.A., MARLON S.A. AND EMERGENCIAS RECOR S.A.
                             COMBINED BALANCE SHEET
                                 MARCH 25, 1998
                                   (UNAUDITED)
                                 (IN THOUSANDS)



ASSETS
CURRENT ASSETS
     Cash                                            $   890
     Accounts receivable, net                          2,956
     Inventories                                          66
     Prepaid expenses and other                          516
                                                     -------
            Total current assets                       4,428

PROPERTY AND EQUIPMENT, net                            1,523

DEFERRED TAX ASSET                                       388

OTHER ASSETS                                             241
                                                     -------
                                                     $ 6,580
                                                     =======

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
     Accounts payable                                $ 1,581
     Accrued liabilities                               4,339
                                                     -------
            Total current liabilities                  5,920

OTHER LIABILITIES                                      1,275
                                                     -------
            Total liabilities                          7,195
                                                     -------
STOCKHOLDERS' EQUITY/(DEFICIT)
     Total stockholders' equity (deficit)               (615)
                                                     -------
                                                     $ 6,580
                                                     =======

        PEIMU S.A., SEMERCOR S.A., MARLON S.A. AND EMERGENCIAS RECOR S.A.
                          COMBINED STATEMENT OF INCOME
              FOR THE PERIOD FROM OCTOBER 1, 1997 TO MARCH 25, 1998
                                   (UNAUDITED)
                                 (IN THOUSANDS)


        REVENUE
             Ambulance services                         $22,468
             Other                                          177
                                                        -------
                    Total revenue                        22,645
                                                        -------
        OPERATING EXPENSES
             Payroll and employee benefits               10,174
             Provision for doubtful accounts                537
             Depreciation                                   324
             Other operating expenses                     8,587
                                                        -------
                    Total expenses                       19,622
                                                        -------

        OPERATING INCOME                                  3,023
             Interest expense, net                           44
                                                        -------
        INCOME BEFORE INCOME TAXES                        2,979

        PROVISION FOR INCOME TAXES                        1,028
                                                        -------
        NET INCOME                                      $ 1,951
                                                        =======

        PEIMU S.A., SEMERCOR S.A., MARLON S.A. AND EMERGENCIAS RECOR S.A.
                        COMBINED STATEMENT OF CASH FLOWS
              FOR THE PERIOD FROM OCTOBER 1, 1997 TO MARCH 25, 1998
                                   (UNAUDITED)
                                 (IN THOUSANDS)


  CASH FLOW FROM OPERATING ACTIVITIES
       Net income                                                                      $ 1,951
       Adjustments to reconcile net income to cash provided by operations -
            Depreciation                                                                   324
            Provision for doubtful accounts                                                537
            Change in assets and liabilities
                 Decrease in accounts receivable                                         2,315
                 Decrease in inventories                                                     3
                 Increase in prepaid expenses and other                                   (261)
                 Decrease in deferred tax asset                                            111
                 Increase in accounts payable                                              340
                 Decrease in accrued liabilities and other                                (498)
                                                                                       -------
                          Net cash provided by operating activities                      4,822
                                                                                       -------


  CASH FLOW FROM FINANCING ACTIVITIES
       Loan payments                                                                      (131)
       Capital distribution to shareholders                                             (4,666)
                                                                                       -------
            Net cash used in financing activities                                       (4,797)
                                                                                       -------


  CASH FLOW FROM INVESTING ACTIVITIES
       Capital expenditures                                                                (83)
       Increase in other assets                                                           (173)
                                                                                       -------
            Net cash used in investing activities                                         (256)
                                                                                       -------


  DECREASE IN CASH                                                                        (231)


  CASH, beginning of period                                                              1,121
                                                                                       -------

  CASH, end of period                                                                  $   890
                                                                                       =======

                   UNAUDITED PRO FORMA COMBINED FINANCIAL DATA


The following pro forma financial data of the Company presents the Company's unaudited pro forma combined statements of income for the fiscal year ended June 30, 1997 and the nine months ended March 31, 1998.

During the fiscal year ended June 30, 1997 and the nine months ended March 31, 1998, the Company purchased either the stock or certain of the assets and assumed certain of the liabilities of twenty-three ambulance service providers and merged under pooling-of-interests transactions with five ambulance service providers. Eighteen acquisitions were completed during the fiscal year ended June 30, 1997 and ten such acquisitions were made during the nine months ended March 31, 1998. The acquisitions occurring during the year ended June 30, 1997 are referred to as "the fiscal 1997 acquisitions" and the acquisitions occurring during the nine months ended March 31, 1998 are referred to as "the fiscal 1998 acquisitions". All of these acquisitions, with the exception of the pooling-of-interests transactions, were accounted for as purchases in accordance with Accounting Principles Board Opinion ("APB") No. 16. The aggregate purchase price for the fiscal 1997 acquisitions and for the fiscal 1998 acquisitions accounted for as purchases consisted of the following:

                                       FISCAL 1997 ACQUISITIONS       FISCAL 1998 ACQUISITIONS            TOTAL
                                       ------------------------       ------------------------            -----
                                                                           (IN THOUSANDS)
Cash                                           $ 35,512                      $ 34,221                      $ 69,733

Rural/Metro common stock                         18,699                         8,520                        27,219

Notes payable to sellers                          4,477                         6,470                        10,947

Assumption of liabilities                        23,915                        28,109                        52,024
                                               --------                      --------                      --------
                                               $ 82,603                      $ 77,320                      $159,923
                                               ========                      ========                      ========


In addition, the Company issued 361,970 and 803,565 shares of Common Stock, related to pooling-of-interests transactions during the fiscal year ended June 30, 1997 and the nine months ended March 31, 1998, respectively.

The unaudited pro forma combined statement of income for the year ended June 30, 1997 was prepared as if each of the fiscal 1997 acquisitions and fiscal 1998 acquisitions was consummated as of July 1, 1996. The unaudited pro forma combined statement of income for the nine months ended March 31, 1998 was prepared as if each of the fiscal 1998 acquisitions was consummated as of July 1, 1997.

The unaudited pro forma combined financial data should be read in conjunction with the Consolidated Financial Statements of the Company and related notes thereto.

The pro forma financial data does not purport to represent what the Company's actual results of operations would have been had each transaction occurred as of the beginning of each respective period nor does it project the Company's results of operations for any future period.

                             RURAL/METRO CORPORATION
                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                        FOR THE YEAR ENDED JUNE 30, 1997
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                     BUSINESSES       PRO FORMA            PRO FORMA
                                                     HISTORICAL (1)  ACQUIRED (2)     ADJUSTMENTS          COMBINED
                                                     --------------  ------------     -----------          ---------
REVENUE
            Ambulance services                        $257,488        $158,825        $     --             $416,313
            Fire protection services                    42,163              --              --               42,163
            Other                                       20,154           2,757              --               22,911
                                                      --------        --------        --------             --------
                 Total revenue                         319,805         161,582              --              481,387
                                                      --------        --------        --------             --------

OPERATING EXPENSES
            Payroll and employee benefits              170,833          77,722          (4,699)(4)          243,856
            Provision for doubtful accounts             43,424          21,257              --               64,681
            Depreciation                                12,136           5,382            (110)(5)           17,408
            Amortization of intangibles                  4,660             292           3,402(6)             8,354
            Other operating expenses                    54,922          43,565          (2,981)(7)           95,506
            Loss contract/restructuring charge           6,026              --              --                6,026
                                                      --------        --------        --------             --------
                 Total expenses                        292,001         148,218          (4,388)             435,831
                                                      --------        --------        --------             --------

OPERATING INCOME                                        27,804          13,364           4,388               45,556
            Interest expense, net                        5,720           2,387           4,396(8)            12,503
            Other                                           --              --             152                  152
                                                      --------        --------        --------             --------

INCOME BEFORE INCOME TAXES                              22,084          10,977            (160)              32,901

PROVISION FOR INCOME TAXES                               9,364           2,362           2,289(9)            14,015
                                                      --------        --------        --------             --------

NET INCOME                                            $ 12,720        $  8,615        $ (2,449)            $ 18,886
                                                      ========        ========        ========             ========

BASIC EARNINGS PER SHARE                              $   1.10                                             $   1.38

DILUTED EARNINGS PER SHARE                            $   1.04                                             $   1.31

AVERAGE NUMBER OF SHARES
     OUTSTANDING - BASIC                                11,585                           2,148(10)           13,733

AVERAGE NUMBER OF SHARES
     OUTSTANDING - DILUTED                              12,271                           2,148(10)           14,419



                  The accompanying notes to pro forma combined statements of income are an integral part of this statement.

                             RURAL/METRO CORPORATION
                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                    FOR THE NINE MONTHS ENDED MARCH 31, 1998
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                            BUSINESSES      PRO FORMA           PRO FORMA
                                            HISTORICAL (1)  ACQUIRED (3)    ADJUSTMENTS          COMBINED
                                            --------------  ------------    -----------         ---------
REVENUE
     Ambulance services                     $274,646        $ 53,992        $     --             $328,638
     Fire protection services                 34,110              --              --               34,110
     Other                                    30,142             685              --               30,827
                                            --------        --------        --------             --------
           Total revenue                     338,898          54,677              --              393,575
                                            --------        --------        --------             --------

OPERATING EXPENSES
     Payroll and employee benefits           179,103          26,960          (1,093)(4)          204,970
     Provision for doubtful accounts          46,223           3,398              --               49,621
     Depreciation                             13,684           1,382              --               15,066
     Amortization of intangibles               5,155             119           1,112(6)             6,386
     Other operating expenses                 57,905          17,595            (896)(7)           74,604
                                            --------        --------        --------             --------
           Total expenses                    302,070          49,454            (877)             350,647
                                            --------        --------        --------             --------

OPERATING INCOME                              36,828           5,223             877               42,928
     Interest expense, net                     9,114             751           1,586(8)            11,451
     Other                                         4              --              51                   55
                                            --------        --------        --------             --------

INCOME BEFORE INCOME TAXES                    27,710           4,472            (760)              31,422

PROVISION FOR INCOME TAXES                    11,256           1,464              68(9)            12,788
                                            --------        --------        --------             --------

NET INCOME                                  $ 16,454        $  3,008        $   (828)            $ 18,634
                                            ========        ========        ========             ========

BASIC EARNINGS PER SHARE                    $   1.23                                             $   1.34

DILUTED EARNINGS PER SHARE                  $   1.18                                             $   1.28

AVERAGE NUMBER OF SHARES
     OUTSTANDING - BASIC                      13,332                             614(10)           13,946

AVERAGE NUMBER OF SHARES
     OUTSTANDING - DILUTED                    13,968                             614(10)           14,582



                  The accompanying notes to pro forma combined statements of income are an integral part of this statement.

            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA


(1) Reflects the results of operations of the respective acquisitions from the dates of acquisition through the end of each respective period.

(2) Reflects the results of operations of the fiscal 1997 and 1998 acquisitions from the beginning of the period through the respective dates of acquisition.

(3) Reflects the results of operations for the fiscal 1998 acquisitions from the beginning of the period through the respective dates of acquisition.

(4) Adjustment for payroll and employee benefits to reflect the effects of certain employees of the acquired businesses not being employed by the Company and to reflect the differences between the actual compensation paid to officers of the businesses acquired and the aggregate compensation such individuals would have received under the terms of employment agreements with the Company as if the businesses had been acquired as of the beginning of the period.

(5) Adjustment for depreciation on assets not purchased in the acquisition transactions.

(6) Adjustment for amortization to reflect amortization of the cost in excess of the fair value of net assets acquired over a 35-year period.

(7) Adjustment for other operating expenses to reflect the reduction of expenses related to certain real estate and buildings not acquired and sellers' costs incurred in connection with the sale of their respective businesses, had each of the acquisitions occurred as of the beginning of the period.

(8) Adjustment for interest expense to reflect the interest expense related to the debt issued in connection with the acquisitions.

(9) Adjustment for provision for income taxes to reflect the effect of the adjustments described above and the tax effect of treating each domestic acquisition as if it had C corporation tax status and treating each international acquisition in accordance with the statutory rates in effect for the applicable foreign tax jurisdictions.

(10) Adjustment for average number of shares outstanding as if the common stock issued in connection with certain of the acquisitions had occurred as of the beginning of the period.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                            RURAL/METRO CORPORATION







Date: June 5, 1998                          By:  /s/ Dean Hoffman
                                               -----------------------
                                               Dean Hoffman, Vice President
                                               and Principal Accounting Officer